UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As announced on October 21, 2005, David Strohm was appointed by the board of directors (the “Board”) of EMC Corporation (the “Corporation”) to serve as lead director of the Board, effective January 1, 2006. On December 20, 2005, the Board, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved an annual retainer of $40,000 for Mr. Strohm for his service as lead director, in addition to any other compensation for Board and committee service.

Also on December 20, 2005, pursuant to the EMC Corporation Executive Incentive Bonus Plan, the Compensation Committee established the performance goals for Joseph M. Tucci’s quarterly bonus opportunity of $90,000 for the first quarter of 2006. Actual bonus payments will be based on achievement of Mr. Tucci’s goals and EMC’s overall bonus funding level for that quarter. Mr. Tucci’s goals include financial measures such as revenue and expense targets, as well as non-financial measures such as product development and strategic initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By: /s/ Paul T. Dacier

        Paul T. Dacier

        Senior Vice President and

        General Counsel

Date: December 27, 2005